HOLLYER BRADY SMITH & HINES LLP
                                551 Fifth Avenue
                               New York, NY 10176

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494



                                                  October 31, 2002


To the Trustees of Narragansett Insured Tax-Free Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 14 under the 1933 Act and No. 16 under the 1940 Act of our opinion dated October 29, 1997.


                                            Hollyer Brady Smith & Hines LLP


                                               /s/ William L. D. Barrett
                                            by__________________________
                                                    Partner